Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.13

                          SOFTWARE LICENSE AGREEMENT

     This Software License Agreement ("Agreement") is effective April 6, 1998 (the "Effective Date") by and between Net Perceptions, Inc., ("NPI) a Delaware corporation having its principal place of business at 11200 West 78/th/ Street, Eden Prairie, Minnesota 55344, and Vignette Corporation, ("VIGNETTE"), a Delaware corporation having its principal place of business at One Far West Plaza, 3410 Far West Plaza Boulevard, Suite 300, Austin, Texas 78731. The parties agree:

     NPI is the developer, manufacturer, distributor and licensor of a certain software application product, currently known as the GroupLens Recommendation Engine, that enables businesses to foster 1-to-1 customer relationships by tailoring web sites to deliver specific and meaningful content based on user preferences ("GLRE").

     VIGNETTE is the developer, manufacturer and distributor of a certain software product, currently known as Story Server, that delivers collaborative content management with dynamic content application server ("SS").

     In order to enhance its ability to offer advanced personalization functionality to end-users, VIGNETTE desires to license certain elements of GLRE to be bundled with, and integrated into, the next major release of SS and, during the effective term of this Agreement, any and all major or minor releases thereof) (the "Integrated Product").

     VIGNETTE desires NPI to develop a derivative of GLRE ("GLE") according to the GLE Specifications (as defined in Section 1.1 and Exhibit A), and to license GLE to VIGNETTE for distribution solely as a component of, or in conjunction with, the Integrated Product.

     NPI desires to develop GLE and to grant VIGNETTE certain limited license rights under GLE for the sole purpose of VIGNETTE marketing and sublicensing GLE in conjunction with the Integrated Product.

1.   THE GLE AND THE INTEGRATED PRODUCT

     1.1  The Specifications. The parties agree that GLE will be developed by
          ------------------
NPI according to the written specification ("Integrated Product Specification") appended hereto as Exhibit A. The parties further agree that GLE will be integrated into SS by Vignette to form the Integrated Product according to the Integrated Product Specifications.

     1.2  Development and Delivery. NPI will use its best efforts to develop GLE
          ------------------------
in conformance with the GLE Specification and deliver two (2) object code copies of the completed GLE no later than May 8, 1998 ("Initial Deliverable Date"). In addition, all GLE feature work will be completed and delivered no later than April 10, 1998.

     1.3  Updates. NPI will use its commercially reasonable efforts to deliver
          -------
to VIGNETTE two (2) object code copies of any and all updates, upgrades, new releases, bug fixes of GLE that enhance GLE functionality to the extent that existing GLE functionality is modified through the enhancement of GLRE (the "Subsequent Deliverables") within thirty (30) business days of NPI's commercial release of any and all major releases of GLRE occurring during the term of this Agreement. All Subsequent Deliverables will be included within the licenses granted hereunder; provided, however, that the parties expressly agree that NPI's obligation to deliver Subsequent Deliverables, and VINGETTE'S rights thereunder pursuant to this Agreement, are strictly limited to modifications, upgrades, new releases and bug fixes to the specific functions detailed in the GLE Specification. For purposes of this Agreement, "GLE" includes any and all Subsequent Deliverables.

2.   APPOINTMENT AND AUTHORITY OF VIGNETTE

     2.1  Appointment of VIGNETTE.  Subject to the terms and conditions of this
          -----------------------
Agreement and to the timely payment in full of all moneys due and payable hereunder, NPI hereby appoints VIGNETTE to act as a worldwide non-exclusive reseller of NPI for GLE and grants the licenses under GLE granted herein, and VIGNETTE hereby accepts such appointment.

     2.2 The rights granted VIGNETTE pursuant to this Agreement are subject to the following conditions:

          (a) The sublicensing rights granted to VIGNETTE pursuant to this Agreement are expressly subject to the condition that GLE be sublicensed solely to VIGNETTE Customers (as defined in Section 5.3) and for use solely as a component of, or in conjunction with, the Integrated Product.

          (b)  VIGNETTE will not price GLE as a separate software component.

          (c) The user documentation provided by VIGNETTE with the Integrated Product to Sublicensees will describe the permitted use of each sublicensed copy of GLE solely to be used on one (1) Site (as defined in Section 2.2(e)) and will further limit the use of each such sublicensed copy of GLE to a maximum of ***** Registered Users (as defined Section 2.2(d)). NPI will provide reasonable and mutually-agreed assistance to VIGNETTE in developing the content of the GLE portion of the Integrated Product documentation.

          (d) For purposes of this Agreement, "Registered Users" will mean the total number of individual users registered on GLE.

          (e) For purposes of this Agreement, "Site" will mean a set of web pages that all have the same hostname component of the Universal Resource Locator.

          (f) The documentation will state that the Integrated Product will not allow any Sublicensee (as defined in Section 5.4) to have more than ***** Registered Users and will provide information regarding the opportunity to license GLRE directly from NPI at NPI's then prevailing standard license fees (an "Upgrade").

          (g) VIGNETTE will not (i) market GLE, except in object code form and as a part of the Integrated Product, supplied in conjunction therewith, to VIGNETTE Customers for their own internal purposes,
               (ii) modify, reverse engineer or decompile GLE or GLRE, (iii) remove any of NPI's proprietary copyright notices or legends that are in compliance with Section 5.2 below, (iv) except as otherwise provided hereunder, make any copies of GLE, except for one (1) object code copy of GLE for each copy of the Integrated Product to be delivered to each Sublicensee pursuant to the Sublicense Agreement, and (v) except as otherwise expressly provided herein, sublicense, assign or otherwise transfer its rights under this Section 2.

3.   DEVELOPMENT AND DEMONSTRATION LICENSE

     3.1  Development and Demonstration License Grant.  NPI hereby grants at no
          -------------------------------------------
additional charge to VIGNETTE a nonexclusive, nontransferable right to use object code copies of GLE solely for the purpose of developing, demonstrating, testing, and supporting the Integrated Product and not for any other internal productive purposes (the "Development and Demonstration License").

4.   COMPATIBILITY TESTING LICENSE

          NPI hereby grants at no additional charge to VIGNETTE a nonexclusive, nontransferable right to use object code copies of the GLRE solely for the purpose of compatibility testing, and not for any other internal productive purposes (the "Compatibility Testing License").

5.   MARKETING AND SUBLICENSING

     5.1  License to Sublicense. NPI grants to VIGNETTE a worldwide,
          ---------------------
nonexclusive, nontransferable right during the term of this Agreement to market to VIGNETTE Customers (as defined in Section 5.3), directly and indirectly through Permitted Subdistributors (as defined in Section 5.7), and sublicense to Sublicensees (as defined in Section 5.4) for such Sublicensee's own internal purposes object code copies of GLE in connection with the marketing and license of the Integrated Product (the "Sublicense License") pursuant to the form of Software License Agreement appended as Exhibit C1 or C2, or an agreement materially similar thereto (the "Sublicense License Agreement"). For purposes of this Agreement, the Sublicense License Agreement will also include license agreements executed by Initial GLE Recipients for the licensing of SS, executed prior to the Effective Date.

     5.2  Branding and Copyright Notices. VIGNETTE will market and distribute
          ------------------------------
GLE during the term of this Agreement under VIGNETTE brand(s). All copies of the Integrated Product (including any written documentation supplied by NPI) will provide the following copyright notice with regard to the GLE portion therein:
"Copyright 1998 NET PERCEPTIONS, INC. All rights reserved." or such other legend as may be reasonably required by NPI from time to time to protect NPI's intellectual property rights in GLE and the associated trademarks, trade names and other intellectual property rights. Copyright and other reasonably required notices for the documentation will be included on the reverse side of the cover or title page of the documentation booklet. Such legends will also be included in the "About ______" information display. In addition, all packaging materials will incorporate a one and one-half inch square (or such other mutually-agreeable size) NPI logo specified and supplied by NPI. NPI will have the right to approve actual examples of all such copyright legends and logos, such approval not to be unreasonably delayed or withheld.

     5.3  VIGNETTE Customers. For purposes of this Agreement, "VIGNETTE
          ------------------
Customer" will mean current licensees of SS and prospective customers of the Integrated Product.

     5.4  Sublicensees. For purposes of this Agreement, "Sublicensee(s)" will
          ------------
mean any and all VIGNETTE Customers that acquire rights under GLE as a component of the Integrated Product whether through licensing of the Integrated Product or through a maintenance upgrade pursuant to an existing license and maintenance agreement with VIGNETTE for SS.

     5.5  Initial GLE Recipients.  For purposes of this Agreement, "Initial GLE
          ----------------------
Recipients" will mean any and all VIGNETTE Customers that have or will receive, or are entitled to receive (i.e., are current or become current on maintenance/support fees owed to VIGNETTE in relation to the SS), the Integrated Product as of the License Date (as defined in Exhibit E).

     5.6  Temporary Trial Demonstration Licenses. VIGNETTE is hereby entitled to
          --------------------------------------
grant temporary sublicenses ("Trial Sublicenses"), at the charges and terms then current for VIGNETTE, only in conjunction with trials of the Integrated Product. Such Trial Sublicenses will be for evaluation purposes only and will be for a period not to exceed ninety (90) days. VIGNETTE is responsible for ensuring that prospects receiving a Trial Sublicense sign a trial license agreement substantially similar to the Software Trial License Agreement appended as Exhibit D and for taking all reasonable efforts to ensure that all trial software is purged at the end of the evaluation period. VIGNETTE will include a prospect summary and trial terms in the Sublicense Report (as defined in Section 6.7).

     5.7  Permitted Subdistributors.  For purposes of this Agreement, "Permitted
          -------------------------
Subdistributors" will mean any and all third party OEMs, VARs and other authorized distributors of VIGNETTE that have entered into, or will enter into, a reseller agreement for the Integrated Product during the effective term of this Agreement; provided, that GLE and the Integrated Product are provided to such resellers solely for resale "hard-bundled" in software packages.

6.   OBLIGATIONS OF VIGNETTE

     6.1  Compliance with Terms of Licenses.  VIGNETTE will at all times comply
          ---------------------------------
with the terms of the licenses granted to VIGNETTE under Sections 2, 3, 4 and 5 of this Agreement.

     6.2  VIGNETTE Conduct. VIGNETTE will conduct its business in its own name
          ----------------
and in such a manner that will be reasonably expected to reflect favorably at all times on GLE and the good name, goodwill and reputation of NPI. VIGNETTE will not engage in deceptive, misleading or unethical practices that are or might be detrimental to NPI, GLE or any third party.

     6.3  Staff Requirements.  VIGNETTE will at all times employ sufficient
          ------------------
personnel who have been adequately trained to support, demonstrate and develop GLE and the Integrated Product to permit VIGNETTE to perform its obligations hereunder.

     6.4  Payment.  VIGNETTE will pay NPI all license and support fees
          -------
(respectively, the

"Sublicense License Fees" and the Sublicense Support Fees") due under this Agreement in accordance with the terms of Exhibit E. VIGNETTE will directly bill Sublicensees for licensing of the Integrated Product and sublicensing of GLE. VIGNETTE will pay all expenses incurred by it in connection with its marketing, distribution, delivery and service of the Integrated Product and GLE.

     6.5  Maintenance of Sublicensees. VIGNETTE will provide all required direct
          ---------------------------
support of the Integrated Product and GLE directly to Sublicensees [except to any Sublicensees that Upgrade pursuant to Section 2.2(f).] VIGNETTE will provide all appropriate first (including installation and how-to questioning) and second level of support, skilled instruction and maintenance for GLE as may be required pursuant to the Sublicense Agreement.

     6.6  Marketing and Advertising. During the effective term of this
          -------------------------
Agreement, VIGNETTE, as part of its activities to promote the distribution of GLE with the Integrated Product, agrees to confer periodically with NPI on matters relating to market conditions, sales forecasting, product planning, and update, promotional and marketing strategies.

     6.7  Sublicense Reports.  Within thirty (30) days of the last day of each
          ------------------
month, VIGNETTE will send NPI (a) a report detailing for such month for each Sublicensee (i) such Sublicensee's name, address and the name and contact information of the primary business contact, (ii) the platform, (iii) the date of installation, and (iv) the total Sublicense License Fees and Sublicense Support Fees due NPI (the "Sublicense Report"), and (b) a copy of the Sublicense License Agreement signed and dated by VIGNETTE and each such Sublicensee.

     6.8  Existing VIGNETTE Customers. VIGNETTE will provide NPI with a complete
          ---------------------------
list of all Initial GLE Recipients no later than thirty (30) days after the License Date (as defined in Exhibit E).

     6.9  Records Inspection and Audits. VIGNETTE will maintain books and
          -----------------------------
records in connection with its obligations under this Agreement, during, and for a period of two (2) years after, the term of this Agreement. Such records will include the executed Sublicense License Agreements and the information required in the quarterly Sublicense Reports. VIGNETTE will permit NPI to inspect all books, records and other documentation directly relating to VINGETTE'S performance of this Agreement and to audit up to twice yearly the relevant books of VIGNETTE to ensure compliance with the terms of this Agreement upon reasonable prior notice to VIGNETTE. Any such inspection or audit will be conducted during regular business hours at VINGETTE'S offices and will not interfere unreasonably with Vignette's business activities. NPI will pay all of its costs related to performing all inspections and audits; provided, that if any audit reveals that VIGNETTE has underpaid fees to NPI in excess of seven and one-half percent (7.5%), then VIGNETTE will pay NPI's reasonable costs of conducting such audit in addition to paying the underpaid amounts.

     6.10 Marketing. VIGNETTE will market and distribute, directly and
          ---------
indirectly, the Integrated Product to all VIGNETTE Customers and will not separately market or distribute SS or any other competitive collaborative content management product during the effective term of this Agreement.

     6.11 Notice of Claims, Defects and Changes of Control. VIGNETTE will notify
          ------------------------------------------------
NPI promptly in writing of (i) any claim or proceeding involving the Integrated Product or GLE, (ii) any claimed or suspected defects in the Integrated Product or GLE, and (iii) any material change in the management or control of VIGNETTE.

7.   OBLIGATIONS OF NPI

     7.1  Integration.  NPI agrees, at no additional charge and upon VIGNETTE's
          -----------
reasonable request, to provide engineering assistance to VIGNETTE in order to support the ongoing integration of GLE and SS into the Integrated Product but only to the extent that such integration efforts are due to modifications of GLE. NPI will provide additional engineering assistance to VIGNETTE at NPI's current standard rates for integration efforts that are necessitated by other changes to the Integrated Product.

     7.2  Support.  NPI will use all commercially reasonable efforts to assist
          -------
VIGNETTE in providing first and second level telephone support to Sublicensees for the most current version of GLE, as well as any previous version thereof that was released within twelve (12) months of the date of such request. NPI will provide reasonable telephone support to two (2) contacts named by VIGNETTE (or to up to two (2) alternatives named by VIGNETTE at any point in time) (the "Authorized Contact(s)") for technical and related inquiries arising from Sublicensees' use of the GLE. Upon receipt of notice of a problem from an

Authorized Contact, and if such problem has been reproduced at a VIGNETTE support facility and can be reproduced at a NPI support facility or via remote access to the VIGNETTE site, NPI will use all reasonable efforts to correct or circumvent such problem as provided in the Sublicense Agreement; provided, that all corrections to the GLE will be made only to the most current generally available release, except that for a period of twelve (12) months after the introduction of a new generally available release, NPI will use all reasonable efforts to provide telephone support for the immediately prior generally released version of the GLE. NPI will use all reasonable efforts to follow VINGETTE'S standard support escalation procedures appended as Exhibit F. NPI will not interact with any Sublicensees without VINGETTE'S express written consent; provided, that NPI will provide support services directly to any VIGNETTE Customer that Upgrade pursuant to Section 2.2(f).

     7.3  Escrow. NPI will establish and maintain at VINGETTE'S expense an
          ------
escrow of the most current source code version of GLE within thirty (30) business days of NPI's delivery of GLE pursuant to Section 1.2. VIGNETTE will be entitled to receive a copy of such source code directly from the escrow agent upon NPI's documented, sustained (for a period of no less than twenty (20) business days) and undisputed material failure to support VIGNETTE and the Sublicensees pursuant to Section 7.2. The parties agree that the escrow agreement will govern in the event of a dispute material failure to support. VIGNETTE will be entitled to possess and use such source code only to the minimal extent necessary to provide such support directly to Sublicensees and only until NPI can demonstrate to VIGNETTE reasonable satisfaction that is again able and unwilling to supply such support. The additional terms of the escrow agreement will be negotiated in good faith by the parties within thirty (30) days of the Effective Date. The parties agree that this provision does not in any way limit VIGNETTE's rights to terminate this Agreement under Section 13.4 and to pursue any remedies available for such breach, including the recovery of damages stemming therefrom.

     7.4  Sales Collateral. NPI will from time to time provide VIGNETTE with
          ----------------
base marketing materials in electronic form. NPI hereby grants VIGNETTE a nonexclusive, nontransferable (except as otherwise expressly provided herein) license under the copyright rights in all such marketing materials to use, modify and distribute all such marketing materials. NPI will provide VIGNETTE with updated versions of such marketing materials for each new release of GLE.

     7.5  Most Favored Nations.  In the event that during the effective term of
          --------------------
this Agreement NPI enters into a similar agreement of similar scope with a similarly situated third party which contains economic terms which are materially more favorable that the economic terms agreed to herein, NPI will within thirty (30) days of such occurrence provide VIGNETTE with a written summary of the material terms (including the economic terms, licensing terms, license restrictions, licensee obligations, warranty and indemnification and other terms) of such third party agreement and VIGNETTE will have thirty (30) days in which to elect in writing to replace the terms of this Agreement with such terms; provided, that VIGNETTE must in its election accept each and every material term so offered; and further provided, that, upon such election, such terms will be applied retroactively to the effective date of such third party agreement; and further provided, that any monies paid to NPI by VIGNETTE prior to the date of such third party agreement will be deemed nonrefundable and noncreditable.

     7.6  Changes of Control. NPI will notify VIGNETTE promptly in writing of
          ------------------
any material change in the management or control of NPI.

8.   OWNERSHIP OF PRODUCTS AND DOCUMENTATION

     8.1  Ownership of GLE. NPI owns all right, title and interest in and to
          ----------------
GLE, including without limitation, all copyrights, trade secrets, patents, and other intellectual property rights in and to GLE, except for the limited rights licensed to VIGNETTE pursuant to Sections 2, 3, 4 and 5 of this Agreement. Upon any termination of this Agreement or of the licenses granted in Section 2, 3, 4 or 5 of this Agreement, all rights of VIGNETTE to use, market or distribute GLE will also terminate.

     8.2  Ownership of the Integrated Product. VIGNETTE owns all right, title
          -----------------------------------
and interest in and to the Integrated Product, (expressly excluding the GLE) including without limitation, all copyrights, trade secrets, patents, trademark rights and other intellectual property rights in and to the Integrated Product.

     8.3  Ownership of Other Materials.  All other aspects of GLE and all other
          ----------------------------
items licensed by NPI hereunder, including without limitation, programs, methods of processing, specific designs and structure of individual programs and their interaction and unique programming techniques employed therein as well as screen formats will remain the sole and exclusive property of NPI and will not be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by VIGNETTE to any person, company or institution whatsoever other than for the purposes set forth herein.

9.   WARRANTIES

     9.1  Limited Warranty.  NPI warrants that GLE, when properly used, will
          ----------------
operate in all material respects in conformity with the GLE Specification. NPI does not warrant that GLE will work or perform satisfactorily with the Integrated Product or that the Integrated Product will work or perform satisfactorily. NPI's obligations under this warranty are limited to replacing the initial copy of GLE.

     9.2  Customer Warranty.  VIGNETTE agrees not to make any representations or
          -----------------
warranties with respect to GLE that exceed the limited warranties made by NPI under this Agreement and the Sublicense Agreements attached hereto absent NPI's prior written consent.

     9.3  Disclaimer of Warranties.  OTHER THAN THOSE WARRANTIES EXPRESSLY SET
          ------------------------
FORTH IN PARAGRAPH 9.1, NPI SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO GLE AND THE INTEGRATED PRODUCT. FOR AVOIDANCE OF DOUBT, NPI EXPRESSLY DISCLAIMS ANY AND ALL ADDITIONAL WARRANTIES MADE BY VIGNETTE INCLUDING ANY AND ALL SUCH WARRANTIES CONTAINED IN THE SUBLICENSE AGREEMENTS ATTACHED HERETO.

10.  DISCLAIMER  OF LIABILITY

     IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF DATA, LOSS OF PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF GLE OR THE INTEGRATED PRODUCT, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. BOTH PARTIES HEREBY ACKNOWLEDGE THAT THE MUTUAL COVENANTS AND AGREEMENTS SET FORTH IN THIS AGREEMENT REFLECT THIS ALLOCATION OF RISK.

11.  INDEMNIFICATION

     11.1 Indemnification by NPI. Subject to Sections 9 and 10 of this
          ----------------------
Agreement, NPI will indemnify, defend and hold VIGNETTE harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorneys' fees, directly or indirectly resulting from any claimed infringement or violation by NPI of any patent, copyright, trade secret or other right with respect to GLE provided, that the foregoing notwithstanding, NPI's obligation to indemnify will not pertain to the extent that the infringement or violation is attributable to any misuse, unauthorized modification of GLE by VIGNETTE or the unauthorized combination of GLE with any other software when no such claim would have been made absent such misuse, authorized modification or combination.

     11.2 Indemnification by VIGNETTE.   Subject to Sections 9 and 10 of this
          ---------------------------
Agreement, VIGNETTE will indemnify, defend and hold NPI harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorneys' fees, directly or indirectly resulting from any claimed infringement or violation by VIGNETTE of any copyright, patent, trade secret or other intellectual property right with respect to the Integrated Product, except to the extent such infringement or violation is attributable solely to GLE and absent GLE in the Integrated Product, no such infringement claim would have been made; provided, that the foregoing notwithstanding, VIGNETTE's obligation to indemnify will not pertain to the extent that the infringement or violation is attributable to any misuse, unauthorized modification of SS or by the unauthorized combination of SS with any other software when no such claim would have been made absent such misuse, unauthorized modification or combination.

     11.3 Cooperation by Indemnified Party.  Notwithstanding Sections 11.1 and
          --------------------------------
11.2 of this Agreement, the indemnifying party is under no obligation to indemnify and hold the other party harmless unless (i) the indemnifying party receives notice of the suit or claim from the indemnified party and is furnished with a copy of each communication, notice or other action relating to said claim within ten (10) days after the indemnified party receives such notice and each such communication, (ii) the indemnifying party will have the right to assume sole authority to conduct the trial or settlement of such claim or any negotiations related thereto at the party's own expense, and (iii) the indemnified party will provide reasonable information and assistance requested by the indemnifying party in connection with such claim or suit.

12.  UPSELLING OF VIGNETTE CUSTOMERS

     12.1 The parties expressly agree that NPI is motivated to enter into this Agreement by the opportunity of up-selling the GLRE to Sublicensees.

     12.2 Sales Coordination.  Each party will at its expense reasonably assist
          ------------------
the other party in up-selling the GLRE by (i) sharing leads and information regarding prospective sales, (ii) participating in joint sales calls, and (iii) reasonably cooperating in joint marketing efforts and sales incentives programs.

     12.3 Promotional Materials.  The parties will mutually agree upon the
          ---------------------
descriptions of GLE and GLRE used in any and all written materials, including brochures, collateral, manuals and other documentation, used by VIGNETTE in its promotions of the Integrated Product and/or provided to VIGNETTE Customers and Sublicensees. NPI will have the right to review and comment on any and all such written materials; provided, however that VIGNETTE will have the right to finally approve any content used in such written materials. VIGNETTE fully inform its sales, marketing and support employees of the Integrated Product product positioning through company memorandum, sales training and any other appropriate method.

     12.4 Promotional Plan. The parties will reasonably support the other
          ----------------
party's efforts in to-be-determined promotional activities, including press releases, analyst briefings, tradeshows and seminars. Each party agrees to promote the other party as its preferred partner.

13.  TERM, TERMINATION AND EFFECT OF TERMINATION

     13.1 Term.  This Agreement will commence on the Effective Date and will
          ----
continue in full force and effect until the eighteenth month anniversary thereof (the "Initial Term") unless terminated earlier under the provisions of this
Section 13. The effective term of this Agreement will automatically be extended indefinitely for one (1) year terms (each a "Subsequent Term") unless and until either party provides the other party with notice of its desire to terminate this Agreement and the licenses granted hereunder at least sixty (60) days prior to any such automatic renewal.

     13.2 Termination for Convenience, Change of Control.  In addition to the
          ----------------------------------------------
foregoing, this Agreement may be terminated (i) by mutual written consent of both parties, or (ii) by either party within thirty (30) days of any majority change in ownership or control of the other party if the acquiring company or surviving entity is, in the reasonable opinion of the non-acquired party, it direct competitor.

     13.3 Termination Upon Insolvency.  This Agreement will terminate, effective
          ---------------------------
upon delivery of written notice by a party, (i) upon the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party, (ii) upon the making of an assignment for the benefit of creditors by the other party, or (iii) upon the dissolution of the other party.

     13.4 Termination Upon Default. Either party may terminate this Agreement in
          ------------------------
the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default.

     13.5 Survival of Certain Terms. All provisions of this Agreement reasonably
          -------------------------
required to survive termination based on the terms of this Agreement will survive termination of this Agreement. All other rights and obligations of the parties will cease upon termination of this Agreement.

     13.6 Damages.  NEITHER NPI NOR VIGNETTE WILL BE LIABLE TO THE OTHER FOR
          -------
DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, RESULTING FROM THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION 13. FOR AVOIDANCE OF DOUBT, THE PARTIES AGREE THAT IF THERE IS A BREACH OF THIS AGREEMENT BY A PARTY, THE OTHER PARTY SHALL HAVE ALL REMEDIES OF LAW AND/OR EQUITY THAT MAY BE GRANTED BY A COURT OF COMPETENT JURISDICTION.

     13.7 Effect of Termination.  Upon termination of this Agreement for any
          ---------------------
reason, including VIGNETTE's material breach of any of VINGETTE'S obligations under Section 6 of this Agreement, (a) VIGNETTE will (i) cease including GLE in any releases of SS occurring more than six (6) months after the effective date of such termination, (ii) continue during such six (6) month period to support all Sublicensees as provided under this Agreement, (iii) cease all marketing and distribution of GLE after such six (6) month period, (iv) cease all display and advertising related to GLE after such six (6) month period, (v) immediately cease using any and all materials identifying VIGNETTE with NPI and GLE, (vi) promptly return all marketing literature, written information and reports pertaining to GLE, and (b) NPI will thereafter continue to support only Sublicensees that have Upgrade. VIGNETTE will continue to support all Sublicensees who have not Upgraded. Each party will return to the other party all Confidential Information (as defined in Section 14) of the other party except to the minimal extent such Confidential Information is required to provide its support obligations.

     13.8 Notwithstanding anything to the contrary in this Agreement, VIGNETTE will, until such time that all Sublicensees (i) have Upgraded to GLRE, and/or
(ii) no longer require maintenance of the Integrated Product (i.e., have accepted a new release of SS that does not incorporate GLE), VIGNETTE will retain all rights required for VIGNETTE to support such Sublicenseees including, but not limited to, the right to retain a reasonable number of copies of GLE included within the Integrated Product.

     13.9 For avoidance of doubt, all of the rights of VIGNETTE Customers and all of the rights and obligations of the parties arising from the license of the Integrated Product that exist as of the effective date of the termination of this Agreement will continue after such termination.

14.  CONFIDENTIAL INFORMATION

          Except for the specific rights granted by this Agreement, neither party will use or disclose any Confidential Information of the other party. A party receiving Confidential Information from the other party will use the highest commercially reasonable degree of care to protect that Confidential Information. SS, GLE and GLRE, including methods or concepts utilized therein, and all customer and other information identified by a disclosing party as proprietary or confidential ("Confidential Information") will remain the sole property of such disclosing party and will not be used or disclosed to any third party without the express written consent of the disclosing party (except solely for each party's internal business needs, to employees or consultants who are bound by a written agreement with such party to maintain the confidentiality of such Confidential Information in a manner consistent with this Agreement). Items will not be considered to be Confidential Information if (i) available to the public other than by a breach of an agreement with the disclosing party, (ii) rightfully received from a third party not in breach of an obligation of confidentiality, (iii) independently developed by one party by employees without access to the Confidential Information of the other, (iv) known to the recipient at the time of disclosure, or (v) produced in compliance with applicable law or a court order, provided the other party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production.

15.  MISCELLANEOUS

     15.1 Notices. Any notice required or permitted hereunder will be in writing
          -------
and will be given by registered or certified mail at the address listed above. Such notice will be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section 15.1.

     15.2 Assignment. This Agreement may not be transferred or assigned, in
          ----------
whole or in part, by either party either voluntarily or by operation of law without the written permission of the other party, and any attempt to do so will be a material default of this Agreement and will be void; provided, however, subject to Section 13.2, that either party may assign its interests and obligations hereunder to a successor in interest to all or substantially all of its business.

     15.3 Governing Law. This Agreement will be interpreted according to the
          -------------
laws of the California without regard to or application of choice-of-law rules or principles.

     15.4 Independent Contractors. The relationship of NPI and VIGNETTE
          -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as legal partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial and other obligations associated with the businesses of NPI and VIGNETTE are their sole respective responsibilities.

     15.5 Entire Agreement and Waiver.  This Agreement and the Exhibits hereto
          ---------------------------
will constitute the entire agreement between NPI and VIGNETTE with respect to its subject matter and all prior agreements, representations, and statement with respect to such subject matter are superseded. This Agreement may be changed only by written agreement signed corporate officers of both NPI and VIGNETTE. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of subsequent breaches and the waiver of any breach will not act as a waiver of subsequent breaches.


Net Perceptions, Inc.              Vignette Corporation


By: /s/ Steven J. Snyder           By: /s/ Ross B. Garber
   ---------------------------        ---------------------------

Name:   Steven J. Snyder           Name:   Ross B. Garber
     -------------------------          -------------------------

Title:  President and CEO          Title:  CEO
      ------------------------           ------------------------

Date:   April 13, 1998             Date:   4/15/98
     -------------------------          -------------------------

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT A

                              GLE SPECIFICATIONS

                                     *****

                                   EXHIBIT B

                       INTEGRATED PRODUCT SPECIFICATIONS

                                   EXHIBIT C

                     FORM OF SUBLICENSE LICENSE AGREEMENT

                                   EXHIBIT D

                   FORM OF SOFTWARE TRIAL LICENSE AGREEMENT

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                   EXHIBIT E


              SUBLICENSE LICENSE FEES AND SUBLICENSE SUPPORT FEES

                            SUBLICENSE LICENSE FEES

During the effective term of this Agreement VIGNETTE will pay NPI in United States dollars sublicense license fees (the "Sublicense License Fees") calculated as:

     (a) for each Initial GLE Recipient, ***** dollars ***** due and payable as of the earlier of (i) the date of the first commercial release of the Integrated Product, or (ii) June 30, 1998 (the "License Date).

     (b) for each license of the Integrated Product entered into after the License Date, a royalty calculated at a rate of four percent (4%) of Vignette's gross licensing revenues from the license of the Integrated Product due and payable within thirty (30) days after the end of the month of collection by VIGNETTE, such royalty for each such license of the Integrated Product not to be less than ***** dollars ***** or more than ***** dollars (*****).

     (c) NPI agrees to negotiate from time to time in good faith discounts to the royalty rate specified in (b) for large volume Sublicenses.


If VIGNETTE deems that it is necessary in order to finalize a Sublicense Agreement that VIGNETTE provide a limited license fee refund remedy for breach of the performance remedy provide by NPI pursuant to Section 9.1, VIGNETTE may offset any actual amounts so refunded from future payments due to NPI.

                            SUPPORT SUBLICENSE FEES

During the effective term of this Agreement VIGNETTE will pay NPI in United States dollars fees ("Support Sublicense Fees") calculated as:

     (a) ***** percent (*****%) of Vignette's gross receipts for support and maintenance, updates and/or upgrades for the Integrated Product due and payable within thirty (30) days after the end of the month of collection by VIGNETTE.

                                   EXHIBIT F

                    STANDARD SUPPORT ESCALATION PROCEDURES

                                      E-6